                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Robert G. Zack, James G. McCormick, Mitchell J. Lindauer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his capacity as Trustee of Tremont Oppenheimer Absolute Return Fund (the "Fund"), to sign on his behalf any and all Registration Statements (including any pre-effective or post-effective amendments to Registration Statements) under the Securities Act of 1933, the Investment Company Act of 1940 and any amendments and supplements thereto, any filings on Form N-14, and other documents in connection thereunder, and Forms 3, 4, and 5, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.


Dated this 2nd day of June, 2004.


/s/ Ronald J. Abdow                    /s/ John V. Murphy
--------------------------             ---------------------------
Ronald J. Abdow                        John V. Murphy



/s/ Eustis Walcott                     /s/ Joseph M. Wikler
--------------------------             ---------------------------
Eustis Walcott                         Joseph M. Wikler



/s/ Brian W. Wixted                    /s/ Peter I. Wold
--------------------------             ---------------------------
Brian W. Wixted                        Peter I. Wold